EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Sadot Group, Inc. (the “Company”) on Form S-1 of our report dated March 11, 2025, relating to the consolidated financial statements of the Company as of December 31, 2024 and 2023 and for the years then ended, which appear in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

New York, New York

November 14, 2025